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                                                                  EXHIBIT 10.45


                              TERMINATION OF LEASE

         THIS TERMINATION OF LEASE ("Termination") is made and entered into this 3rd day of January, 2000, by and between Baytech Associates, a California general partnership (the "Baytech"), and Verilink Corporation, a Delaware corporation (the "Verilink").

                                   RECITALS:

         A. Baytech and Verilink are parties to that certain Lease dated February 27, 1986 as amended by First Amendment to Lease dated as of January 22, 1987, Second Amendment to Lease dated April 30, 1996, and Third Amendment to Lease (the "Baytech Drive Lease"), for the real property located at 145 Baytech Drive, San Jose, California, including the building, additions, enlargements and improvements located thereon (the "Baytech Drive Property").

         B. Baytech and Verilink are parties to that certain Sublease dated August ___, 1999 (the "Nortech Drive Lease"), for the real property located at 161 Nortech Drive, San Jose, California, including the building, additions, enlargements and improvements located thereon (the "Nortech Drive Property"). The Baytech Drive Lease and the Nortech Drive Lease shall be referred to together herein as the "Leases". The Baytech Drive Property and the Nortech Drive Property shall be referred to together herein as the "Leased Property".

         C. Verilink advanced certain funds to Baytech as evidenced by that certain Promissory Note dated February 9, 1999, in the original principal amount of $500,000.00 from Baytech in favor of Verilink (the "Promissory Note").

         D. Baytech and Verilink desire to terminate the Leases on the terms and conditions set forth below.

                                   AGREEMENT:

         1. TERMINATION DATE. Subject to the payment by Verilink of the Termination Fee, as hereinafter defined, the Leases shall be terminated and cancelled on December 31, 1999 (the "Termination Date").

         2. TERMINATION FEE. Verilink shall pay to Baytech the sum of One Million One Hundred Eight-Nine Thousand One Hundred Eighty Dollars ($1,189,180.00) on the Termination Date. Concurrently with payment of the Termination Fee, Verilink shall return the original Promissory Note to Baytech marked paid.

         3. TERMINATION OF VERILINK'S OBLIGATIONS. All of Verilink's obligations under the Leases, including the obligations to pay base rent, additional rent, and the costs of utilities, taxes and insurance shall continue to the Termination Date. Except as otherwise specified in this Termination of Lease, all of Verilink's obligations under the Leases shall terminate on the Termination Date. On the Termination Date Verilink shall fully remove itself and all of its personal property, including without limitation, all inventory, equipment and supplies owned by Verilink, and Verilink shall on such date leave the Nortech Drive Property broom clean and in good condition and repair reasonable wear and tear excepted. The Baytech Drive Property shall be surrendered in accordance with the terms and conditions of Paragraph 14 of the Baytech


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Drive Lease. Verilink shall repair all damage caused by removal of any of its property from both the Nortech Drive Property and the Baytech Drive Property and Verilink shall remove all signs and repair all damage to original condition. Nothing herein shall relieve Baytech or Verilink from any of their respective obligations under the Leases to indemnify each other as to matters arising prior to the Termination Date, and all such obligations shall survive the termination of the Leases.

         4. TERMINATION OF BAYTECH'S OBLIGATIONS. Except as provided in Paragraph 3 above, all of Baytech's obligations under the Leases shall terminate upon the Termination Date.

         5.    WARRANTIES AND REPRESENTATIONS.

         (a) Baytech hereby warrants and represents to Verilink, and Verilink hereby warrants and represents to Baytech, that it has the power and authority to enter into and carry out the terms and provisions of this Agreement, and that no consent or approval of any third party is required to accomplish the same.

         (b) Verilink hereby warrants and represents to Baytech that Verilink has not previously granted any other party any right to occupy the Leased Property or any portion thereof, by means of a lease or otherwise, and Verilink has not assigned, transferred or otherwise encumbered Verilink's interest in the Leases or any portion thereof.

         (c) Baytech hereby warrants and represents to Verilink, and Verilink hereby warrants and represents to Baytech, that it is the sole and lawful owner of all right, title and interest, in and to all of the Released Matters (as hereinafter defined) and that it has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred to any person whomsoever any Released Matter or any part or portion thereof.

         6.    TERMINATION AND MUTUAL GENERAL RELEASE.

         (a) As of the Termination Date, provided that Verilink has fully and timely performed all of its obligations under this Agreement, Verilink and Baytech shall be deemed to have no further rights or obligations under the Lease, except as provided in Paragraph 3 above. As of the Effective Date and except with respect to the obligations created by, acknowledged, or arising out of this Agreement, Baytech, on the one hand, and Verilink, on the other hand, do hereby for themselves and their respective legal successors and assigns, release and absolutely and forever discharge each other and their respective shareholders, officers, directors, partners, employees, agents, real estate brokers, attorneys, legal successors and assigns, of and from any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected which either now has, owns or holds or at any time heretofore ever had, owned or held or could, shall or may hereafter have, own or hold against the other based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, and relating in any way to the Leases, and/or the Leased Property (all of which are hereinafter referred to as and included within the "Released Matters"). The Released Matters shall not include any indemnification under the terms of the Leases concerning any cause of action which is covered


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by such indemnification and which may have arisen prior to the Termination
Date, nor shall it release Verilink from its obligation to surrender possession of the Leased Property in accordance with the terms of this Agreement and otherwise as required by the terms of the Leases. It is the intention of the parties in executing this Agreement and in paying and receiving the consideration called for by this Agreement that this Agreement shall be effective as a full and final accord and satisfaction and mutual general release of and from all Released Matters.

         (b) In furtherance of the intentions set forth herein, each of the parties acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California which provides as follows:

       "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of the parties waives and relinquishes any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California or any similar provision of the statutory or nonstatutory law of any other jurisdiction, to the full extent that it may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. In connection with such waiver and relinquishment, each of the parties acknowledges that it is aware that it or its attorneys or accountants may hereafter discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Agreement or the other party hereto, but that it is its intention hereby fully, finally and forever to settle and release all of the Released Matters, whether known or unknown, suspected or unsuspected, which now exist, may exist or heretofore have existed between Baytech, on the one hand, and Verilink, on the other hand, relating in any way to the Leases and/or the Leased Property, except as otherwise expressly provided herein. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases notwithstanding the discovery or existence of any such additional or different claim or fact.

         7.    MISCELLANEOUS.

         (a) BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, personal representative, successors and, assigns.

         (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws principles.

         (c) ENTIRE AGREEMENT AND MODIFICATION. This Agreement contains the entire agreement between the parties hereto and supersedes all prior and contemporaneous representations and statements between the parties, whether written or oral. Each party hereto warrants and represents to the other party that this Agreement is the entire agreement between the parties hereto concerning the subject matter hereof. This Agreement may not be modified except in a writing signed by all parties.


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         (d)   FURTHER DOCUMENTS. Each party agrees to promptly execute,
acknowledge and deliver any and all further documents and instruments necessary or property to effectuate the purpose of this Agreement.

         (e) TIME OF ESSENCE. Time is of the essence in the performance of all provisions of this Agreement.

         (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of the Termination transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

         (g) ATTORNEYS FEES. If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

         IN WITNESS WHEREOF, the parties have executed this Termination as of the day and year first written above.

Baytech Associates, a California general           Verilink Corporation, a Delaware
partnership                                        corporation



By: /s/ Leigh S. Belden                            By: /s/ C. W. Smith
   ------------------------------                     -----------------------------------


Its: General Partner                               Its: VP and Corporate Controller
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